SECURITIES AND EXCHANGE COMMISSION

                          Washington, D.C.   20549


                                  FORM 8-K

                               CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of
                    the Securities Exchange Act of 1934


   Date of Report (Date of earliest event reported) May 7, 1998
                                                    -----------

                        First Financial Bancorp, Inc.
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           (Exact name of registrant as specified in its charter)

                                  Delaware
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               (State or other jurisdiction of incorporation)


             0-22394                       36-3899034
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   (Commission File Number)       (IRS Employer Identification No.)


   121 East Locust Street, Belvidere, Illinois            61008
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   (Address of Principal Executive Offices)          (Zip Code)


   Registrant's telephone number, including area code(815) 544-3167
                                                     --------------







                     Exhibit Index is located on page 4.

   ITEM 5.   OTHER EVENTS

        On May 7, 1998, the Registrant signed a definitive Agreement of Merger that provides for the acquisition of the Registrant, and its wholly-owned banking subsidiary, by Blackhawk Bancorp, Inc.( Blackhawk ), Beloit, Wisconsin. Under the terms of the definitive agreement, Blackhawk will acquire all of the outstanding shares of the Registrant through an exchange for cash pursuant to a merger. For information regarding the terms of the proposed transaction, reference is made to the press release dated May 7, 1998, which is attached hereto as Exhibit 99 and incorporated herein by reference. Consummation of the transaction is subject to approval of the Registrant's shareholders and regulatory authorities.

   ITEM 7.   FINANCIAL STATEMENTS AND EXHIBITS

             (c)  Exhibits:

                  Exhibit 99     May 7, 1998, Press Release































                                 SIGNATURES


        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                 FIRST FINANCIAL BANCORP, INC.
                                      (Registrant)


                                 By:  /s/ Steven C. Derr
                                    -------------------------------
                                      Steven C. Derr, President and
                                      Chief Executive Officer



   Dated: May 12, 1998































                                EXHIBIT INDEX


   Number                        Description
   ------                        -----------
     99                          May 7, 1998 Press Release












































                                                               EXHIBIT 99
                                                               ----------

                                PRESS RELEASE



   Blackhawk Bancorp, Inc.                  First Financial Bancorp, Inc.
   400 Broad Street                                121 East Locust Street
   Beloit, Wisconsin 53511                      Belvidere, Illinois 61008
   Contact:  Dennis M. Conerton                    Contact:   Steve Derr,
             Chief Executive Officer                           President
             or Jesse L. Calkins                           or Keith Hill,
             Senior Vice President                             CFO
   Phone:    (608) 364-8911                       Phone:   (815) 544-3167
   FAX:      (608) 364-8946                       FAX:     (815) 544-0802



   FOR IMMEDIATE RELEASE

              BLACKHAWK BANCORP, INC. ANNOUNCES ACQUISITION OF
             FIRST FINANCIAL BANCORP, INC., BELVIDERE, ILLINOIS


        BELOIT, WI, May 7, 1998 -- Blackhawk Bancorp, Inc., headquartered in Beloit, Wisconsin, has announced plans to expand its presence in Illinois with the proposed acquisition of First Financial Bancorp, Inc. of Belvidere, Illinois. A definitive acquisition agreement has been reached. Completion of the transaction is subject to approval of First Financial shareholders and regulatory authorities.

        "We are very excited to welcome First Financial into the Blackhawk family," said Dennis M. Conerton, President and Chief Executive Officer of Blackhawk Bancorp. "First Financial will be an important part in further developing our community banking initiative in Illinois. This is a growing area that offers a great many opportunities, and we look forward to the challenges of a new market and serving new customers."


        First Financial owns First Federal Savings Bank, which operates two office locations in Belvidere and a recently opened office in Rockford, Illinois. The company is highly respected with a history that dates back to 1922 and has total assets of approximately $82,000,000. "We were extremely impressed with Blackhawk's commitment to our local market and we look forward to offering our customers an expanded product line," said Steven C. Derr, President and Chief Executive Officer of First Financial. "Blackhawk has a well established community banking philosophy that allows local management to respond to customer and community needs. This provides an ideal match to the community-oriented approach that First Financial has employed for many years."
        The terms of the acquisition, expected to be completed in the third quarter of this year, call for Blackhawk to pay $30.00 in cash for each outstanding share of First Financial common stock, subject to a decrease in the merger price under certain circumstances with a floor of $29.00 per share. The transaction, with an aggregate value of approximately $12.6 million, will be accounted for as a purchase.

        Blackhawk Bancorp, Inc., currently with assets of $201,000,000, operates Blackhawk State Bank with five office locations in Beloit, Wisconsin and offices in Roscoe, Rochelle and Oregon, Illinois. The bank offers a full range of personal and commercial banking products including Investment and Trust services. The company also owns Midland Acceptance Corporation with office locations in Rochelle and Rockford, Illinois. The stock of Blackhawk is publicly traded on the Over The Counter Market.